Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-75369) of PPL Transition Bond Company, LLC of our report dated February 3, 2003 relating to the financial statements of PPL Transition Bond Company, LLC, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Philadelphia, PA
February 21, 2003